SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

12518 W Atlantic Blvd, Coral Springs, Florida 33071

(Address of principal executive office)

Registrant's telephone number, including area code: (954) 344-2727

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Clean Coal Technologies, Inc. (the “Company”) has announced the appointment of Robin T. Eves as Chief Executive Officer and President.  Mr. Eves has also been appointed as a member of the Company’s board of directors.  Douglas Hague, the Company’s CEO and President since January 11, 2008, will move into a new position as Chief Operating Officer. The press release announcing the restructuring of the Company’s senior management team is attached as an exhibit to this filing.

Mr. Eves, age 59, brings an extensive background in all aspects of the global energy business, including experience in crude and refined products for power production, including gas and coal, as well as related emissions controls. From February 2009 through the present, he has served as the CEO of Atlantic Energy Group Ltd., a global energy company developing a major storage and pipeline initiative in South Carolina and the build-out of a global trading business in London, Singapore and the rest of Asia. From the period March 2005 to January 2009 he worked with Oil Trade and Transport LLC, working closely with Sempra Energy Trading. He was responsible for business development in Russia, India and the Middle East. Also during the period, from March 2003 to February 2005, Mr. Eves served as Managing Director and global head of crude and refined products for United Bank of Switzerland From October 2002 to February 2003, Mr. Eves acted as a consultant for Barclays Capital in London, hired to do an extensive due diligence on the Russian/former Soviet Union markets in preparation for Barclays’ possible re-entry into those markets. From February 1990 to September 2002, Mr. Eves served as Managing Director for Synergy International SA/Magna Oil and Gas LLC/CCL Oil, where he was responsible for all trading and structured transactions. Prior to that time, from 1987 to 1990, Mr. Eves served as Vice-President and global head of products trading, and from 1976 to 1987, worked in various positions with Cargill.

Mr. Eves has signed a two year employment agreement that includes a base salary of $250,000 per year, subject to cost of living increases, as well as a $750 per month vehicle allowance, plus participation in any incentive or bonus compensation plan the Company may adopt.  In addition, Mr. Eves will receive an award of an aggregate of 28,000,000 shares of the Company’s restricted common stock to be apportioned equally over an eighteen month period, with one half of the award shares vesting immediately on issuance and the remaining half vesting at the earlier of January 31, 2012 or upon the achievement of a specific business objective as determined by the board of directors. The shares to be awarded are subject to Mr. Eve’s continuing employment with the Company.  Mr. Eves’ agreement includes provisions for the payment of six months compensation in the event he is terminated without cause by the Company, or one year of compensation in the event of a change of control or sale of the Company. Mr. Eves will not be additionally compensated for his service as a director and there is no arrangement or understanding between Mr. Eves and any other persons pursuant to which he was selected as an officer and director.

Item 9.01

Financial Statements and Exhibits.

Exhibit 99

Press Release dated August 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  August 13, 2010

CLEAN COAL TECHNOLOGIES, INC.

By: /S/ Douglas Hague

Douglas Hague

Chief Operating Officer